Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7600	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

MAC-GRAY RECEIVES DIRECTOR NOMINATION PROPOSAL

WALTHAM, MA, February 23, 2009 – Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced that it has received notice from Darlington Partners, L.P., an investment partnership managed by Fairview Capital Investment Management, LLC, for the nomination of two individuals, Scott W. Clark and Bruce C. Ginsberg, to Mac-Gray’s Board of Directors at the Company’s 2009 Annual Meeting.

The Governance and Nominating Committee of Mac-Gray’s Board will review the notice and consider it in light of the best interests of all shareholders of the Company.

“Mac-Gray’s Board of Directors is committed to the Company’s long-term business strategy and delivering value to shareholders,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “As we announced earlier this month, our priorities for 2009 are to keep capital expenditure to the irreducible needs required to sustain the business, continue to reduce our funded debt, improve the profitability of accounts that come up for contract renewal, and increase operating efficiencies.”

Important Information

Mac-Gray Corporation and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Mac-Gray in connection with the Company’s 2009 Annual Meeting of Stockholders.  Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Mac-Gray in connection with the Company’s 2009 Annual Meeting of Stockholders.

In addition, Mac-Gray Corporation files annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”). The proxy statements and other reports, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from Mac-Gray at www.macgray.com. Stockholders of Mac-Gray Corporation are advised to read carefully any proxy statement filed in connection with the Company’s 2009 Annual Meeting of Stockholders when it becomes available before making any voting or investment decision. The Company’s proxy statement will also be available for free by writing to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 80,000 laundry rooms located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes Mac-Gray’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug circuitry. MicroFridge® and Maytag products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry™ Solutions, Intelligent Laundry™ Systems, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation. LaundryView® and MicroFridge® are registered trademarks of Mac-Gray Corporation. All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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